Exhibit (a)(1)(B)

INSTRUCTIONS

to

LETTER OF TRANSMITTAL

for

PRESIDIO PROPERTY TRUST, INC.

Forming Part of the Terms and Conditions of the Offer

1. Delivery of Letter of Transmittal. The Letter of Transmittal is to be completed by all Stockholders of record of the Company who wish to tender Shares in response to the Offer. For such a Stockholder to tender Shares validly, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents, must be received by the Depositary through one of the permitted methods using the enclosed envelope on or prior to the Expiration Date. Please see Section 8 of these instructions if your Shares are registered in the name of a custodian or other nominee.

THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY (CHOSEN FROM AMONG THE METHODS PERMITTED BY THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN DELIVERED BY ONE OF THE PERMITTED METHODS AND ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2— Procedures for Tendering Shares of the Offer to Purchase and this Instructions to Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

2. Minimum Tenders. A beneficial or record holder of less than 100 Shares in the aggregate (an “Odd Lot Holder”) must tender all of its Shares for their tender be accepted. A Stockholder other than an Odd Lot Holder may tender any or all of his, her or its Shares in whole or in part. Odd Lot Holders must tender all or none of their Shares, and may not tender a portion of their Shares.

4. Odd Lots. Complete the Odd Lot Certification Form and deliver it with your completed Letter of Transmittal if you own fewer than 100 Shares (an “Odd Lot Holder”). Even if the Offer to Purchase is oversubscribed, we will purchase all Shares tendered by any Odd Lot Holder who properly completes the enclosed Letter of Transmittal and tenders all of its Shares, and does not subsequently properly withdraw, all Shares owned (beneficially or of record) by that Odd Lot Holder. Tenders of fewer than all the Shares owned by an Odd Lot Holder will not qualify for this Offer. See Section 1—Price; Number of Shares; Expiration Date; Proration of the Offer to Purchase and the paragraph in that section headed “Odd Lots” for additional details.

5. Special payment instructions: Complete the special payment section if you are requesting the check to be made payable to someone other than the registered Stockholder(s) or you want your check mailed to an address different than the address of record.

6. Signatures on Letter of Transmittal. If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint Stockholders, all such holders must sign the Letter of Transmittal.

Please see Section 8 of these instructions if your Shares are registered in the name of a custodian or other nominee.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

7. Guarantee of Signatures. No signature guarantee is required if the Letter of Transmittal is signed by the registered Stockholder of the Shares tendered therewith and the Stockholder has not completed the box captioned “Special Payment Instructions”. If one or more Shares are registered in the name of a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder, then the Letter of Transmittal must be guaranteed by an eligible guarantor institution.

8. Custodian Information. If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority to so act must be submitted.

9. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

10. Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained by calling the Information Agent at 1-855-793-5068 or via email at Shareholder@Broadridge.com.

11. Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company’s determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, LLC

The Information Agent for the Offer is:

Broadridge Corporate Issuer Solutions, LLC

Toll Free Telephone Number: 1-855-793-5068

Email: Shareholder@Broadridge.com

Broadridge Corporate Issuer Solutions

LETTER OF TRANSMITTAL

(855) 793-5068

www.shareholder.broadridge.com

WHERE TO FORWARD YOUR TRANSMITTAL

The method of delivery of all required documents is at the election and risk of the owner. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. If delivering instructions within a week of Expiration, it is recommended to submit via an overnight courier (excluding USPS overnight) to guarantee receipt of instructions prior to cutoff. Delivery will be deemed effective only when received by Broadridge.

If using UPS, FedEx or Courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, NY 11717

If using a USPS Service: Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, NY 11717-0718

COMPANY NAME: Presidio Property Trust, Inc.

❶ Book-Entry shares:	
Plan shares:	
Total shares:	

❷ **ODD LOTS**

As described in the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 shares may have all of their shares accepted for payment before any proration of other tendered shares. This preference is not available to record holders of an aggregate of 100 or more shares, even if these holders have separate accounts representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, of record, an aggregate of fewer than 100 shares. The undersigned either (check one box)

- ☐ is the record owner of fewer than 100 shares in the aggregate, all of which are being tendered
- ☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which he or she is the record holder, and (b) believes, based upon representations made to him or her by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares

V70577-TBD

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

IF YOU NOW RESIDE AT A DIFFERENT ADDRESS FROM THE ADDRESS TO WHICH THIS DOCUMENT WAS MAILED, PLEASE FILL OUT BOX 7, AND CHECK OFF THE BOX INDICATING A PERMANENT ADDRESS CHANGE. NO MEDALLION GUARANTEE WILL BE REQUIRED.

❶ PLEASE INDICATE IN THIS SECTION THE TOTAL AMOUNT OF SHARES OWNED BY YOU.

❷ PLEASE ALSO MARK THE APPROPRIATE BOX FOR THE ODD LOT TENDER INSTRUCTIONS.

❸ THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE RETURNED TO YOU FOR COMPLETION.

❹ THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE ISSUED IN ANOTHER NAME. **A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED** (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

❺ THIS SECTION SHOULD BE COMPLETED OR SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE MAILED TO AN ALTERNATIVE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS IN THE ACCOUNT REGISTRATION SECTION.

❸ THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS

Each registered owner must sign here exactly as the name(s) appear(s) in the account registration. If all registered owners have signed this Letter of Transmittal, no separate stock powers are required.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to Broadridge, must be submitted.

THE UNDERSIGNED REPRESENTS THAT I (WE) HAVE FULL AUTHORITY TO SURRENDER WITHOUT RESTRICTION THE CERTIFICATE(S) ENCLOSED HEREIN.

Signature: ______________________________

Signature: ______________________________

Date: ______________________________

Telephone No. (Required): ______________________________

E-mail Address: ______________________________

❹ SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

To be completed ONLY if issuance/payment is to be made in a name other than that shown in the Account Registration section on the reverse side of this form. **Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment.** You may obtain such forms by contacting the agent at the number listed on the reverse side.

If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

ISSUE TO:

NAME: ______________________________

ADDRESS: ______________________________

____

____

SOCIAL SECURITY OR TAXPAYER ID NUMBER OF RECIPIENT:

Place Medallion Stamp Here

❺ SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown on the reverse side.

MAIL TO:

NAME: ______________________________

ADDRESS: ______________________________

____

____

PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADDRESS ☐

If your shares are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by accessing or by contacting Broadridge at the number listed on the reverse side.

If payment for securities is to be made to any person other than the registered holder(s), or if shares are registered in the name of any person other than the person(s) signing the Letter of Transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder(s) or such person) shall be paid prior to the submission of this Letter of Transmittal. Broadridge reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

V70578-TBD